                                                                      Exhibit 19

                                                                               --------------
                                                                                 HORACE MANN
                                                                                  EDUCATORS
                                                                                 CORPORATION
                                                                                  Delaware
                                                                               --------------


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                               EDUCATORS        ASSOCIATION &       HORACE                                                HORACE
               ALLEGIANCE        LIFE             CONSUMER           MANN         WELL-CARE, INC.    HORACE MANN           MANN
ALLEGIANCE       LIFE          INSURANCE         MARKETING          SERVICE         Illinois        INVESTORS, INC.     INSURANCE
 INSURANCE     INSURANCE        COMPANY        SERVICES CORP.     CORPORATION                         Maryland           COMPANY
 COMPANY        COMPANY       OF AMERICA         Illinois          Illinois                                              Illinois
California      Illinois        Arizona
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                   HORACE
                 MANN LIFE
                 INSURANCE
                  COMPANY
                  Illinois
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